Exhibit 1.3

SONIC SOLUTIONS

[    ] Shares of Common Stock

(no par value)

EQUITY DISTRIBUTION AGREEMENT

[                    ], 200

INVESTMENT BANK

Address 1

Address 2

Ladies and Gentlemen:

Sonic Solutions (the “Company”) confirms its agreement with [Investment Bank] (the “Manager”) as follows:

SECTION 1. Description of Securities. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, up to [    ] shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), on the terms set forth in Section 3 of this Agreement. The Company agrees that whenever it determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Manager that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”). A registration statement on Form S-3 (Registration No. [    ]) with respect to the Shares, including a form of prospectus and such amendments or supplements to such registration statement as may have been required prior to the date of this Agreement, has been prepared by the Company under the provisions of the Act, has been filed with the Securities and Exchange Commission (the “Commission”), and has become effective and which incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”), including the prospectus included in the registration statement referred to above and the documents incorporated by reference therein, setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. No stop order suspending the effectiveness of the registration statement referred to above or any post-effective amendment thereto has been issued and served on the Company, and no proceedings for that purpose are pending or, to the knowledge of the Company, threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been made available or delivered to the Manager. Such registration statement, as it may have heretofore been amended, is referred to herein as the “Registration Statement,” and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. As of the close of business on [                    ], 200    , [    ] shares of the Common Stock were available for issuance pursuant to the Registration Statement, which permits their sale in the manner contemplated by this Agreement;

(b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the Commission and at each Filing Date (as defined below), did or will in all material respects comply with all applicable provisions of the Act and the Exchange Act. Each part of the Registration Statement, when such part became or becomes effective, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, on the date of filing thereof with the Commission, did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The foregoing representations and warranties in this Section 2(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Manager furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act;

(c) The documents which are incorporated by reference in the Registration Statement or the Prospectus, or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference shall, when they became or become effective under the Act or when they were or are filed with the Commission, conform in all material respects with the requirements of the Act or the Exchange Act, as applicable;

(d) Each significant subsidiary of the Company (as defined by Rule 1-02(w) of Regulation S-X under the Act) is set forth on Annex II attached hereto. Except as otherwise disclosed in the Registration Statement and the Prospectus, all the outstanding shares of capital stock of the Company and each subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights;

(e) Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and engage in the business in which it is engaged or in which it proposes to engage as described in the Registration Statement and the Prospectus. The Company is duly registered and qualified to do business as a foreign corporation in good standing in each jurisdiction where the character, location, ownership or leasing of its properties (owned, leased or licensed) or the nature or conduct of its business requires such registration or qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on or affecting the business, operations, assets, properties, condition (financial or other), shareholders’ equity, or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”);

(f) There are no legal or governmental proceedings pending against the Company or any Subsidiary or, to the knowledge of the Company, threatened against any of them or to which the Company or any Subsidiary or to which any of the respective properties of the Company or any Subsidiary is subject which are not disclosed in the Registration Statement or the Prospectus or which, if adversely decided, would have a Material Adverse Effect or materially adversely affect the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases or other instruments of the Company or any Subsidiary that are material to the Company and the Subsidiaries, taken as a whole, which are not described in the Registration Statement or the Prospectus. neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of its employees which would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no such action or dispute is threatened;

(g) KPMG LLP, the accountants who have expressed their opinion with respect to the financial statements (including the related notes and supporting schedules) of the Company filed with the Commission as a part of the Registration Statement and the Prospectus, are, with respect to the Company and each of the Subsidiaries, independent public accountants as required by the Act and the Exchange Act;

(h) The financial statements of the Company, together with the related notes thereto, which are incorporated by reference into the Registration Statement and the Prospectus, present fairly the financial position and the results of operations, changes in shareholders’ equity and changes in cash flows of the Company as of the respective dates and for the respective periods specified therein, subject to the normal year-end adjustments which are not expected to be material in amount. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements included in Regulation S-X under the Act, except as may be expressly stated in the related notes thereto, as certified by KPMG LLP;

(i) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been (i) any loss or adverse change, or any development which could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, (ii) any transaction entered into by each of the Company and the Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by each of the Company and the Subsidiaries which is material to each of the Company and the Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement or the Prospectus, (iv) any change in the capital stock or outstanding indebtedness of the Company, (other than through the exercise of outstanding options and warrants or the conversion of outstanding preferred stock), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(j) Neither the Company nor any Subsidiary owns any real property. Each of the Company and the Subsidiaries has good and marketable title to all personal property and assets described in the Registration Statement and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement or the Prospectus or could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All the property described in the Registration Statement and the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by each of the Company and the Subsidiaries and except as the enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity, whether considered in a proceeding at law or in equity;

(k) The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity, and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein;

(l) Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement or the Prospectus, except to the extent that the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of such Permit, subject in each case to such qualification as may be set forth in the Registration Statement or the Prospectus and except to the extent that any such revocation or termination, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(m) None of the Company or any Subsidiary is (i) in violation of its articles of incorporation, as amended, or bylaws, as amended, or other organizational documents or of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, except where any such violation or violations in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Registration Statement or the Prospectus or where any such default or defaults in the aggregate would not reasonably be expected to have a Material Adverse Effect;

(n) Each of the Company and the Subsidiaries owns, possesses, licenses or possesses adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and the Prospectus as being owned by it or necessary for the conduct of its business, and that the Company has not received a claim to the contrary (a “Claim”) or any challenge (a “Challenge”) by any other person to the rights of each of the Company and the Subsidiaries with respect to the foregoing, except for such Claims and Challenges which could not reasonably be expected to have a Material Adverse Effect;

(o) Except as disclosed in the Registration Statement or the Prospectus, the Company and the Subsidiaries have filed all tax returns required to be filed (other than filings being contested in good faith), which returns are true and correct in all material respects, and neither of the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto (other than taxes being contested in good faith), except where the failure to file such returns and make such payments (whether or not being contested in good faith) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA;

(q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions of the Subsidiaries are executed in accordance with management’s general or specific authorization, (ii) transactions are appropriately recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(r) None of (i) the issuance, offer, sale or delivery of the Shares, (ii) the execution, delivery or performance of this Agreement by the Company, or (iii) the consummation by the Company of the transactions contemplated hereby (a) requires any consent, approval, registration, authorization or other order of, or registration or filing with (each, a “Consent”), any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue

Sky laws of various states) or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary, (b) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Registration Statement or the Prospectus or any such conflicts, breaches or defaults that in the aggregate could not reasonably be expected to have a Material Adverse Effect, (c) violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, or (d) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject, other than as disclosed in the Registration Statement or the Prospectus or which could not in the aggregate be expected to have a Material Adverse Effect;

(s) The Company has duly and validly authorized the issuance and sale of the Shares and when delivered the Shares will constitute valid and binding obligations of the Company. The description of the Shares in the Registration Statement and the Prospectus is accurate in all material respects;

(t) The Company is not now, and as a result of the offer and sale of the Shares in the manner contemplated in this Agreement, the Registration Statement and the Prospectus and the application of the net proceeds of such sale as described in the section entitled “Use of Proceeds” of the Registration Statement and the Prospectus, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) Except as disclosed in the Registration Statement or the Prospectus, subsequent to the date as of which such information is given in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary has incurred any liability or obligation direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt of the Company or any Subsidiary;

(v) Neither the Company nor any Subsidiary has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which would be required to be disclosed in the Registration Statement or any Final Prospectus.

(w) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq National Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing;

(x) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Act and the rules and regulations promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder;

(y) Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus, will not be a “broker” within the meaning of Section 3(a)(4) of the Exchange Act or a “dealer” within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act;

(z) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;

(aa) Except as contemplated by Section 3 of this Agreement, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated; and

(bb) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement.

SECTION 3. Sale and Delivery of Securities. (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms:

(i) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that is a trading day for Nasdaq (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time). The Company will designate the maximum amount of Shares to be sold by the Manager daily as reasonably agreed to by the Manager and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell all of the designated Shares. The gross sales of any Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the Manager under this Section 3(a) on Nasdaq at the time of such sale.

(ii) Notwithstanding the foregoing, the Company may instruct the Manager by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors and notified to the Manager in writing. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii) The Manager hereby covenants and agrees not to make any sales of Shares on behalf of the Company, pursuant to this Section 3(a), other than (X) by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”), and (Y) such other sales of Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager. The Company acknowledges and agrees that in the event a sale of Shares on behalf of the Company would constitute the sale of a “block” under Rule 10b-18(a)(14) under the Exchange Act or a “distribution” within the meaning of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the Act in a transaction that is not an At the Market Offering, the Company will provide to the Manager, at the Manager’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) , the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof that the Company would be required to provide to the Manager in connection with a sale of Shares pursuant to a Terms Agreement, each dated the Settlement Date, and such other documents and information as the Manager shall reasonably request.

(iv) The compensation to the Manager for sales of Shares, as an agent of the Company, shall be [    ]% of the gross sales price of the Shares sold pursuant to this Section 3(a), and such rate of compensation shall not apply when the Manager acts as principal. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v) The Manager shall provide written confirmation to the Company following the close of trading on Nasdaq each day in which Shares are sold under this Section 3(a) setting forth the amount of Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

(vi) Settlement for sales of Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of Shares to the Manager’s account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (X) hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (Y) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver proceeds on any Settlement Date for Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight Federal Funds rate.

(vii) At each Settlement Date and Filing Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. The Company covenants and agrees with the Manager that on or prior to the thirty-fifth day after the end of each quarter in which sales of Shares were made by the Manager pursuant to this Section 3(a) (each such date, a “Filing Date”), the Company will file a Prospectus Supplement with the Commission under the applicable paragraph of Rule 424(b), which Prospectus Supplement will set forth, with regard to such quarter, the number of Shares sold through the Manager as agent pursuant to this Section 3(a) in At the Market Offerings, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of Shares pursuant to this Section 3(a) and deliver such number of copies of each such prospectus supplement to Nasdaq as are required by such exchange. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(b) (i) If the Company wishes to issue and sell Shares other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement.

(ii) The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Under no circumstances shall the number of Shares sold pursuant to this Agreement and any Terms Agreement exceed the number set forth in Section 1 or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

(ii) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Manager shall calculate on a weekly basis the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock.

(d) Each sale of Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement and any other information or documents required by the Manager.

SECTION 4. Covenants of the Company. The Company agrees with the Manager:

(a) During the period in which a Prospectus relating to the Shares is required to be delivered under the Act, to notify the Manager promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the

Registration Statement or Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Manager; not to file any amendment or supplement to the Registration Statement or Prospectus (other than the Prospectus supplement relating to the offering of other securities (including, without limitation, Common Stock) other than pursuant to this Agreement) unless a copy thereof has been submitted to the Manager a reasonable period of time before the filing and the Manager has not reasonably objected thereto; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares and to advise the Manager of any such filing; and to furnish to the Manager, at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed;

(b) To promptly advise the Manager of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which the Manager shall object in writing;

(c) To make available to the Manager, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Manager, copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Manager may reasonably request for the purposes contemplated by the Act, which Prospectus and any amendments or supplements thereto furnished to the Manager will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T; and for so long as this agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act;

(d) To promptly notify the Manager to suspend the offering of Shares upon the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and, to the extent it relates solely to the Shares, to furnish the Manager with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly to furnish at the Company’s own expense to the Manager, copies in such quantities and at such locations as the Manager may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will (i) reflect such change, or (ii) not, in the light of the circumstances when it is so delivered, be misleading, or (iii) comply with applicable securities laws;

(e) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(f) To make generally available to its security holders, and to deliver to the Manager, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than [date];

(g) To apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus;

(h) At any time during the term of this Agreement, as supplemented from time to time, to advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 5 herein;

(i) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 5(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(j) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a Prospectus Supplement filed pursuant to Rule 424(b) under the Act pursuant to Section 3(a) of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), or (iii) Shares are delivered to the Manager pursuant to a Terms Agreement, to furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Morrison & Foerster LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion;

(k) Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) at the Manager’s oral or written request and upon reasonable advance oral or written notice to the Company, Shares are delivered to the Manager pursuant to a Terms Agreement, (iii) the Company shall file an annual report on Form 10-K or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K) incorporated by reference into the Prospectus which contains additional amended financial information, to cause the

Accountants, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus;

(l) That it consents to the Manager trading in the Company’s Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or pursuant to a Terms Agreement;

(m) For three years from the date of this Agreement or of any Terms Agreement, to furnish to its shareholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual and periodic reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, shareholders’ equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

(n) If to the knowledge of the Company, any condition set forth in Section 5(a) or 5(f) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares;

(o) Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares; and not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act;

(p) To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter; and

(q) That each acceptance by the Company of an offer to purchase Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

SECTION 5. Conditions of Manager’s Obligations. The obligations of the Manager hereunder and under any Terms Agreement are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(i) of this Agreement, the date of any executed Terms Agreement and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent:

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Manager of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) No material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) shall have been entered into by the Company or any of its Subsidiaries.

(c) The Company shall furnish to the Manager, at every date specified in Section 4(k) of this Agreement, an opinion of Company Counsel, addressed to the Manager, and dated as of such date, and in form satisfactory to the Manager, stating that:

(i) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of California and has the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) each of the Company and the Subsidiaries is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that each of the Company and the Subsidiaries is required to be so qualified or licensed, unless the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

(iii) the Shares conform in all material respects to the description thereof contained in the Prospectus;

(iv) if the Shares are to be listed on Nasdaq, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Shares with Nasdaq and such counsel received no information stating that the Shares will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

(v) such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

(vi) the Registration Statement has become effective under the Act; such counsel is without knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations promulgated thereunder;

(vii) this Agreement and any Term Agreement have been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to limitations of (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity, and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein);

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required on behalf of the Company for the consummation of the transactions contemplated herein or in any Term Agreement, except such as have been obtained under the Act and such as may be required under the blue sky or insurance laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Manager and such other approvals (specified in such opinion) as have been obtained;

(ix) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of any Term Agreement will conflict with, result in a breach of, or constitute a default under (1) the articles of incorporation or bylaws of the Company or the Subsidiaries, (2) the terms of any agreement filed by the Company in any report under the Exchange Act in accordance with Item 601 of Regulation S-K and as set forth on Schedule IV attached hereto (each, a “Material Agreement”), or (3) any order or regulation known to such counsel to be applicable to the Company and the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Subsidiaries unless the failure to comply with any such order or regulation would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

(x) such counsel is without knowledge of rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement;

(xi) the Shares have been duly authorized and, when paid for as contemplated herein, will be duly issued, fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights;

(xii) all outstanding shares of the capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable, and the issuance of such shares was not subject to preemptive rights (except as may otherwise be disclosed by the Company in the Registration Statement and any Final Prospectus); and

(xiii) the Company is not, and after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act.

In rendering such opinion, but without opining in connection therewith, the Company Counsel shall also state that, although it has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, it has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, the Company Counsel may rely (X) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, or the California General Corporate Law to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Manager; and (Y) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and the Subsidiaries and public officials.

(d) At the dates specified in Section 4(k) of this Agreement, the Manager shall have received from KPMG LLP letters dated the date of delivery thereof and addressed to the Manager in form and substance satisfactory to the Manager.

(e) The Company will deliver to the Manager a certificate, (i) dated as of and delivered on each Filing Date, and (ii) dated as of and delivered on the Time of Delivery pursuant to any Terms Agreement, (each, a “Certificate Date”), of two of its executive officers to the effect that (X) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Certificate Date, (Y) the Company shall perform such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, and (Z) the conditions set forth in paragraphs (a) and (b) of Section 5 have been met.

In addition, on each Certificate Date, the certificate shall also state that the Shares to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken.

(f) All filings with the Commission required by Rule 424 under the Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

(g) The Shares shall have been approved for listing on Nasdaq, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

SECTION 6. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless the Manager, its partners, directors and officers, and any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraphs, the Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding affected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) The Manager agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Registration Statement or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager, in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding affected without the written consent of the Manager but if settled with the written consent of the Manager, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares, or (ii) if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the Net Proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Manager from the sale of Shares on behalf of the Company or as principal. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 6, the Manager shall not be required to contribute any amount in excess of commissions received by it under the Agreement or any amount by which the total price at which the Shares sold by the Manager exceeds the amount of any damage which the Manager has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto or any Terms Agreement, and the agreements of the Manager contained in Section 6 of this Agreement, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Manager or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Shares.

SECTION 8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(e) and (m) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 6 and Section 7 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

(e) In the case of any purchase by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination in the absolute discretion of the Manager, if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as that term is defined in Rule 436(g)(2) under the Act or, if, at any time prior to the Time of Delivery, trading in securities on the New York Stock Exchange or Nasdaq shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange or Nasdaq, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Manager’s judgment, to make it impracticable to market the Shares. If the Manager elects to terminate its obligations pursuant to this Section 8(e), the Company shall be notified promptly in writing.

SECTION 9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement and any Terms Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Manager, shall be sufficient in all respects if delivered or sent to                     , at                     ,                     , Attention:                    , Fax No.                     , with a copy for information purposes to                     , at                     ,                     , Attention:                     , Fax No. (    ) [    ]-[    ]; if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 101 Rowland Way, Suite 110, Novato, California 94945, Attn: Robert J. Doris, Fax No. (415) 893-8008 with a copy to: Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attn: James R. Tanenbaum, Esq., Fax No. (212) 468-7900.

SECTION 10. Each party to this Agreement and any Terms Agreement may change such address for notices by sending to the parties to this Agreement and any Terms Agreement written notice of a new address for such purpose.

SECTION 11. Parties. The Agreement herein set forth and any Terms Agreement have been and are made solely for the benefit of the Manager and the

Company and to the extent provided in Section 6 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Manager) shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.

SECTION 12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 13. Entire Agreement. This Agreement and any Terms Agreement constitute the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 14. Counterparts. This Agreement and any Terms Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 15. Applicable Law. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (“Dispute”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts entered into and to be performed within such state without regard to conflicts of law principles.

SECTION 16. Headings. The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

SECTION 17. Submission to Jurisdiction. Except as set forth below, no Dispute may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the County of San Francisco or in the United States District Court for the Northern District of California, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non-exclusive jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Dispute arising out of or in any way relating to this Agreement and any Terms

Agreement is brought by any third party against the Manager or any indemnified party. Each of the Manager and the Company (in the case of the Company on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any Dispute in any way arising out of or relating to this Agreement and any Terms Agreement. The Company agrees that a final, non-appealable judgment in any such dispute brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

SONIC SOLUTIONS

By:
Name:
Title:

ACCEPTED as of the date

first above written

By:
Name:
Title:

Annex I

SONIC SOLUTIONS

Common Stock

TERMS AGREEMENT

                    , 20

INVESTMENT BANK

Address 1

Address 2

Dear Sirs:

Sonic Solutions (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [date] (the “Equity Distribution Agreement”), between the Company and                     , to issue and sell to                      the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to                      the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*.

[                     shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by                      to the Company for the Purchased Securities. This option may be exercised by                      at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”; provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]*

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by                     , as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions

*	Include only if has an over-allotment option.

had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [    ,] the Time of Delivery [and any Option Closing Date]*, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [    ,] the Time of Delivery [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to you is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to                  and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

SONIC SOLUTIONS

By:
Name:
Title:

ACCEPTED as of the date first above written

INVESTMENT BANK

By:
Name:
Title:

*	Include only if has an over-allotment option.

Schedule to Annex 1

Title of Purchased Securities [and Additional Securities]*:

Common Stock, no par value

Number of Shares of Purchased Securities:

[Number of Shares of Additional Securities:]*

[Price to Public:]

Purchase Price by                 :

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of Shares to the Manager’s account at the Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the Closing:

(1)	The opinion referred to in Section 4(j).

(2)	The accountants’ letter referred to in Section 4(k).

(3)	The officers’ certificate referred to in Section 4(i).

(4)	Such other documents as the Manager shall reasonably request.

*	Include only if has an over-allotment option.

ANNEX II

LIST OF SUBSIDIARIES